SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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    14a-6(e)(2))
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[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                      AMERICAN MORTGAGE ACCEPTANCE COMPANY
--------------------------------------------------------------------------------
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

                                AMERICAN MORTGAGE
                               ACCEPTANCE COMPANY

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                       on

                                  June 14, 2000

                                  -------------

                                                                  April 30, 2000

To the Shareholders of American Mortgage Acceptance Company:

      NOTICE IS HEREBY GIVEN THAT the 2000 Annual Meeting of American Mortgage Acceptance Company ("AMAC") will be held Wednesday, June 14, 2000 at 3:00 P.M. (local time), at the American Stock Exchange, 86 Trinity Place, New York, New York for the following purposes:

      (1) The election of three (3) Trustees for a term of one year to expire in 2001.

      (2) The transaction of such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Trustees recommends a vote "FOR" each of the listed nominees. The accompanying proxy statement contains additional information and should be carefully reviewed by Shareholders.

      The Board of Trustees has fixed the close of business on April 17, 2000 as the record date for the determination of Shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

                                          By Order of the Board of Trustees

                                          /s/ Stuart J. Boesky

                                          Stuart J. Boesky
                                          President and Chief Executive Officer


IT IS MOST IMPORTANT THAT YOU COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED STAMPED, SELF-ADDRESSED PROXY CARD.

YOUR FAILURE TO PROMPTLY RETURN THE PROXY INCREASES THE OPERATING COSTS OF YOUR INVESTMENT.

YOU ARE CORDIALLY INVITED TO PERSONALLY ATTEND THE MEETING, BUT YOU SHOULD RETURN THE PROXY CARD WHETHER OR NOT YOU ATTEND THE MEETING.

                      AMERICAN MORTGAGE ACCEPTANCE COMPANY
                               625 MADISON AVENUE
                            NEW YORK, NEW YORK, 10022

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                  INTRODUCTION

      The accompanying form of proxy is solicited on behalf of the Board of Trustees of American Mortgage Acceptance Company ("AMAC") for use at the Annual Meeting of Shareholders of AMAC (the "Meeting") to be held Wednesday, June 14, 2000 at 3:00 P.M. (local time), at the American Stock Exchange, 86 Trinity Place, New York, New York and at any adjournments thereof. AMAC has first mailed these proxy materials to holders (the "Shareholders") of shares of beneficial interest of AMAC (the "Shares"), on or about May 1, 2000. AMAC's executive offices are located at 625 Madison Avenue, New York, New York 10022 (telephone:
(212) 588-1765). Shareholders of record at the close of business on April 17, 2000 (the "Record Date") will be entitled to vote at the Meeting or any adjournments thereof.

      Shares represented by properly executed proxy cards received by AMAC at or prior to the Meeting will be voted according to the instructions indicated on the proxy card. If no instructions are given, the persons named on the proxy card intend to vote the Shares so represented FOR the election of each of the two nominees for re-election as Trustees.

      Each proxy granted is revocable and may be revoked at any time prior to its exercise by giving written notice to AMAC of its revocation by submission of a duly executed proxy bearing a later date or by the vote of the Shareholder cast in person at the Meeting.

      The Board of Trustees recommends a vote "FOR" each of the Trustees.

      As of April 17, 2000 approximately 3,838,630 Shares of AMAC were outstanding, with each Share entitled to one vote on all matters that may come before the Meeting.

Restructuring

      On April 6, 1999, AMAC received the necessary consent from its Shareholders to approve proposals (the "Proposals") to, among other things, restructure from a closed-ended, finite-life REIT to a publicly traded, open-ended, infinite-life operating REIT. In addition to the restructuring, the Proposals, among other matters, permitted AMAC to modify its investment objectives, to incur a specified amount of indebtedness and to list its Shares on a national exchange.

      Effective April 26, 1999, upon authorization by the Board of Trustees, AMAC changed its name from "American Mortgage Investors Trust" to "American Mortgage Acceptance Company". AMAC's Shares commenced trading on the American Stock Exchange on July 1, 1999 under the symbol "AMC".

                                   MANAGEMENT
Trustees and Officers

      The Board of Trustees directs the management of the business and affairs of AMAC, but retains Related AMI Associates, Inc. (the "Advisor") to manage the Company's day-to-day affairs. The Board of

Trustees delegates to the Advisor responsibilities with respect to, among other things, overseeing the portfolio of assets of AMAC and the acquisition or disposition of investments. During 1999, the Board of Trustees held ten meetings. The average attendance in the aggregate of the total number of Board and committee meetings was 90%.

The Trustees and Executive Officers of AMAC are as follows:

                                                               Year First Became
Name                     Age        Office Held                 Officer/Trustee          Term Expires
----                     ---        -----------                 ---------------          ------------
Stuart J. Boesky         43    Chairman of the Board,
                               Chief Executive Officer and
                               President                             1991                   2000

Peter T. Allen           54    Managing Trustee                      1991                   2000

Arthur P. Fisch          58    Managing Trustee                      1991                   2000

Alan P. Hirmes           45    Senior Vice President                 1991                   --

John B. Roche(1)         42    Senior Vice President and
                               Chief Financial Officer               1998                   --

Bruce H. Brown           46    Senior Vice President                 1999                   --

Steven B. Wendel         37    Senior Vice President                 1999                   --

Mark J. Schlacter        49    Vice President                        1993                   --

Denise L. Kiley          40    Vice President                        1999                   --

Marc D. Schnitzer        39    Vice President                        1999                   --

John J. Sorel            39    Vice President                        1999                   --

Richard A. Palermo       39    Vice President, Treasurer,
                               Controller and Chief Accounting
                               Officer                               1997                   --

Teresa Wicelinski        34    Secretary                             1998                   --

----------

(1) Mr. Roche has resigned, effective May 15, 2000. Mr. Hirmes has been appointed interim Chief Financial Officer. AMAC is in the process of hiring a new Chief Financial Officer.

Biographical information with respect to Messrs. Boesky, Allen and Fisch is set forth under "PROPOSAL BEFORE THE MEETING ", below.

ALAN P. HIRMES is a Senior Vice President of AMAC and is the Senior Vice President of the Advisor. Mr. Hirmes is also the sole shareholder of one of the general partners of Related Capital Company ("Related"), the financial services affiliate of The Related Companies, L.P. ("TRCLP")and is a Senior Managing Director of Related, where he is responsible for overseeing the finance and accounting departments, asset and portfolio management, and the joint venture development program. Mr. Hirmes has been a Certified Public Accountant in New York since 1978. Prior to joining Related in October 1983, Mr. Hirmes was employed by Weiner & Co., certified public accountants. Mr. Hirmes graduated from Hofstra

University with a Bachelor of Arts degree. Mr. Hirmes also serves on the Board of Trustees of Charter Municipal Mortgage Acceptance Company ("CharterMac") and Aegis Realty, Inc. ("Aegis"), two companies that are also advised by affiliates of the Advisor. Mr. Hirmes is a member of the audit committee.

JOHN B. ROCHE is a Senior Vice President and Chief Financial Officer of AMAC. Mr. Roche is also a Senior Vice President of Related. Prior to joining the Company, he was the Vice President and Chief Financial Officer of Emmes Asset Management Company, a real estate and financial services firm. From 1991 through 1996, he was the Vice President of Finance of the Robert Martin Company, a developer, owner and operator in Westchester County, New York. He spent six years in Public Accounting with the firms of Peat Marwick & Mitchell and later, Kenneth Leventhal & Co. He has been a Certified Public Accountant in New York since 1986. Mr. Roche holds a Masters in Business Administration from the Columbia Business School and a Bachelor of Arts in Accounting from Queens College.

BRUCE H. BROWN is a Senior Vice President of AMAC and Related and is a director of Related's Portfolio Management Group. He is responsible for overseeing the administration of the firm's public registered debt and equity affiliates encompassing the monitoring of the performance of each entity and each investment. He is also responsible for Related's loan servicing activities with respect to the firm's $600 million portfolio of tax exempt first mortgage bonds and FNMA/GNMA insured and co-insured loan portfolio. Prior to joining Related in 1987, Mr. Brown was a real estate lending officer at the United States Trust Company of New York and previously held management positions in the hotel and resort industry with Helmsley-Spear and Westin Hotels. Mr. Brown graduated from Colgate University with a Bachelor of Arts degree.

STEVEN B. WENDEL is a Senior Vice President of AMAC. Mr. Wendel is responsible for the origination and acquisition of AMAC's mortgage products. Prior to joining Related in June, 1999, Mr. Wendel was a Managing Director of the commercial loan origination and securitization program at ContiFinancial Corporation, which originated approximately $2.6 billion of commercial loans. From 1989-1992, Mr. Wendel was a senior associate of the structured finance/MBA rotational program at Coopers & Lybrand. From 1987-1989, he was a consultant at Martin E. Segal Company, and from 1984-1987, he was a pricing analyst at Metropolitan Life Insurance Company. Mr. Wendel holds his Masters in Business Administration from the Stern School of Business Administration at New York University and his Bachelor of Arts in economics from the University of Pennsylvania.

MARK J. SCHLACTER is a Vice President of AMAC. Mr. Schlacter is a Vice President of taxable mortgage acquisitions of Related, and has been with Related since June 1989. Prior to joining Related, Mr. Schlacter garnered 16 years of direct real estate experience covering retail and residential construction, single and multifamily mortgage origination and servicing, commercial mortgage origination and servicing, property acquisition and financing, and mortgage lending program underwriting and development. He was a Vice President with Bankers Trust Company from 1986 to June 1989, and held prior positions with Citibank, Anchor Savings Bank and the Pyramid Companies covering the 1972-1986 period. Mr. Schlacter holds a Bachelor of Arts degree in Political Science from Pennsylvania State University and periodically teaches multifamily underwriting at the New York University School of Continuing Education, Real Estate Institute.

DENISE L. KILEY is a Vice President of AMAC and is a Managing Director of Related, responsible for overseeing the investment underwriting and approval of all real estate properties invested in Related sponsored corporate, public and private equity and debt funds. Prior to joining Related in 1990, Ms. Kiley had experience acquiring, financing and managing the assets of multifamily residential properties. From 1981 through 1985 she was an auditor with a national accounting firm. Ms. Kiley holds a Bachelor of Science degree in Accounting from Boston College and is a Member of the Affordable Housing Roundtable.

MARC D. SCHNITZER is a Vice President of AMAC and is a Managing Director of Related and Director of Related's Tax Credit Acquisitions Group. Mr. Schnitzer received a Master of Business Administration degree from The Wharton School of The University of Pennsylvania in December 1987, and joined Related in January, 1988. From 1983 to 1986, Mr. Schnitzer was a Financial Analyst in the Fixed Income Research Department of The First Boston Corporation in New York. Mr. Schnitzer received a Bachelor of Science degree, summa cum laude, in Business Administration from the School of Management at Boston University.

JOHN SOREL is a Vice President of AMAC and is a Vice President of Related. Mr. Sorel is responsible for overseeing construction risk management for AMAC. Prior to joining Related in November, 1999, Mr. Sorel was a Vice President for BankBoston in their real estate department from 1993-1999, where he originated and managed over $150 million of corporate and construction loan facilities for the low income housing tax credit industry. From 1991-1993, Mr. Sorel worked as an Assistant Vice President for Recoll Management. Mr. Sorel holds a Bachelor of Arts degree in Economics from Syracuse University.

RICHARD A. PALERMO is a Vice President, the Treasurer, Controller and Chief Accounting Officer of AMAC. Mr. Palermo has been a Certified Public Accountant in New York since 1985. Prior to joining Related in September 1993, Mr. Palermo was employed by Sterling Grace Capital Management from October 1990 to September 1993, Integrated Resources, Inc. from October 1988 to October 1990 and E.F. Hutton & Company, Inc. from June 1986 to October 1988. From October 1982 to June 1986, Mr. Palermo was employed by Marks Shron & Company and Mann Judd Landau, certified public accountants. Mr. Palermo graduated from Adelphi University with a Bachelor of Business Administration degree.

TERESA WICELINSKI is the Secretary of AMAC. Ms. Wicelinski joined Related in June 1992, and prior to that date was employed by Friedman, Alprin & Green, certified public accountants. Ms. Wicelinski graduated from Pace University with a Bachelor of Arts Degree in Accounting.

Committees of the Board of Trustees

      The Board of Trustees has standing Audit and Compensation Committees. The Audit Committee's duties include the review and oversight of all transactions with affiliates of AMAC, the periodic review of AMAC's financial statements and meetings with AMAC's independent auditors. The Audit Committee is comprised of Messrs. Allen, Fisch and Hirmes and had one meeting during AMAC's fiscal year ended December 31, 1999.

      The Compensation Committee's duties include the determination of compensation, if any, of AMAC's executive officers and of the Advisor and the administration of AMAC's Incentive Share Option Plan. The Compensation Committee is comprised of Messrs. Allen and Fisch and did not hold any meetings during AMAC's fiscal year ended December 31, 1999. The Compensation Committee must have at least two members, each of which must be Independent Trustees.

The Advisor

      The directors and executive officers of Related AMI Associates, Inc., are set forth below. These officers of the Advisor may also provide services to AMAC on behalf of the Advisor.

Related AMI Associates, Inc.

                                                                       Year First Became
Name                    Age          Offices Held                      Officer/Director
----                    ---          ------------                      ----------------
Stuart J. Boesky         43    Director and President                   1991

Alan P. Hirmes           45    Senior Vice President                    1991

Michael J. Brenner       54    Director                                 1999

Richard A. Palermo       39    Treasurer                                1999

Teresa Wicelinski        34    Secretary                                1998

Biographical information with respect to Messrs. Hirmes and Palermo and Ms. Wicelinski is set forth above and with respect to Mr. Boesky is set forth under "PROPOSAL BEFORE THE MEETING", below.

MICHAEL J. BRENNER is a Director of the Advisor, and is the Executive Vice President and Chief Financial Officer of TRCLP. Prior to joining TRCLP in 1996, Mr. Brenner was a partner with Coopers & Lybrand, having served as managing partner of its Industry Programs and Client Satisfaction initiatives from 1993-1996, managing partner of the Detroit group of offices from 1986-1993 and Chairman of its National Real Estate Industry Group from 1984-1986. Mr. Brenner graduated summa cum laude from the University of Detroit with a Bachelors degree in Business Administration and from the University of Michigan with a Masters of Business Administration, with distinction. Mr. Brenner also serves on the Board of Directors of Aegis and the Board of Trustees of CharterMac.

Certain Relationships and Related Transactions

      AMAC has and will continue to have certain relationships with the Advisor and its affiliates. However, there have been no direct financial transactions between AMAC and its Trustees and officers or the directors and officers of the Advisor.

      AMAC and the Advisor entered into an Advisory Agreement pursuant to which the Advisor is obligated to use its best efforts to seek out and present to AMAC, whether through its own efforts or those of third parties retained by it, suitable and a sufficient number of investment opportunities which are consistent with the investment policies and objectives of AMAC and consistent with such investment programs as the Board of Trustees may adopt from time to time in conformity with AMAC's Trust Agreement.

      Although the Board of Trustees has continuing exclusive authority over the management of AMAC, the conduct of its affairs and the management and disposition of AMAC's assets, the Board of Trustees has initially delegated to the Advisor, subject to the supervision and review of the Board of Trustees and consistent with the provisions of the Trust Agreement, the power and duty to:
(i) obtain for AMAC, furnish and/or supervise the services necessary to perform any ministerial functions in connection with the management of the day-to-day operations of AMAC subject to the supervision of the Trustees; (ii) seek out and present to AMAC, whether through its own efforts or those of third parties retained by it, suitable and a sufficient number of investment opportunities which are consistent with the investment objectives and policies of AMAC as adopted by the Trustees from time to time; (iii) exercise absolute discretion, subject to the Trustees' review, in decisions to originate, acquire, retain, sell or negotiate for the prepayment or restructuring of mortgages and other investments of AMAC; (iv) recommend investment opportunities consistent with AMAC's investment objectives and policies and negotiate on behalf of AMAC with respect to potential investments or the disposition thereof; (v) upon request, cause an Affiliate to serve as the mortgagee of record for the Mortgages of AMAC if such Affiliate is qualified to do so and in that capacity to hold escrows on behalf of mortgagors in connection with the servicing of mortgages, which it may deposit with various banks including banks with which it may be affiliated;
(vi) obtain for AMAC such other services as may be required in acquiring or disposing of investments, disbursing and collecting the funds of AMAC, paying the debts and fulfilling the obligations of AMAC, and handling, prosecuting and settling any claims of AMAC, including foreclosing and otherwise enforcing mortgages and other liens securing investments; (vii) obtain for AMAC such services as may be required for property management, mortgage brokerage and servicing, and other activities relating to the investment portfolio of AMAC;
(viii) evaluate, structure and negotiate potential prepayments or sales of mortgages and other investments and, if applicable, coordinate with government agencies and Fannie Mae and Freddie Mac in connection therewith; (ix) monitor annual Participating Interest Payments, monitor operations and expenses of the Developments, and verify computations of annual Participating Interest Payments;
(x) from time to time, or as requested by the Trustees, make reports to AMAC as to its performance of the foregoing services; (xi) do all things necessary to assure its ability to render the services contemplated herein.

      The Advisory Agreement is renewed annually by AMAC, subject to an evaluation of the performance of the Advisor by the Board of Trustees. The Advisory Agreement may be terminated (i) without Cause by the Advisor or (ii) with or without Cause by a majority of the Independent Trustees, each without penalty, and each upon 60 days' prior written notice to the non-terminating party.

      Pursuant to the terms of the Advisory Agreement, the Advisor is entitled to receive the fees and other compensation set forth below:

      Fees/Compensation/Points*     Amount
      -------------------------     ------

      Asset Management Fee          Equal to .625% on existing Authorized
                                    Mortgage Investments; .355% on new
                                    Authorized Mortgage Investments; .355% on investment grade Proposed Mortgage
                                    Investments; .750% on non-investment grade
                                    Proposed Mortgage Investments; and 1.000% on unrated Proposed Mortgage Investments.**

      Annual Incentive Fee          Equal to the product of (A) 25% of the
                                    dollar amount by which (1)(a) Funds From
                                    Operations of the Company (before the
                                    incentive fee) per Share (based on the
                                    weighted average number Shares outstanding) plus (b) gains (or minus losses) from debt restructuring and sales of property per Share (based on the weighted average number of Shares outstanding), exceed (2) an amount equal to (a) the weighted average of the price per Share of the initial Offering
                                    (i.e. $20 per Share) and the prices per
                                    Share of any secondary offerings by the
                                    Company multiplied by (b) the Ten-Year U.S.
                                    Treasury Rate plus two percent per annum, multiplied by (B) the weighted average number of shares outstanding during such year. The Advisor will not receive this fee unless the Shareholders have received a minimum annual distribution of $1.45 per Share.

      Origination Points            Paid by borrowers with respect to first $100
                                    million of new Mortgage Investments (1% of principal amount to Advisor, balance to Company). Thereafter, 100% of all origination points will be earned and retained by the Company.

      Special Servicing Fees        Related Mortgage Company, an affiliate of
                                    the Advisor, will receive fees from the
                                    Company to the extent that it acts as a
                                    special servicer with respect to the
                                    Mortgage Loans underlying CMBS in which the Company owns a Subordinated Interest. Those fees would be i) a special servicing fee equal to 25 basis points per annum paid on the specially serviced loan, (ii) a work-out fee equal to 1% of collections on loans which return to current status and remain current for three consecutive months, and
                                    (iii) liquidation fees equal to 1% of net proceeds from any specially serviced mortgage loan or real estate owned property.

      Operating Expense
      Reimbursement                 For actual expenses incurred by the Advisor
                                    on behalf of AMAC in order to perform
                                    administrative services for AMAC.

      Cap on Operating Expenses     The annual Total Operating Expenses of AMAC
                                    may not exceed the greater of: (i) 2% of the Average Invested Assets of AMAC or (ii) 25% of AMAC's Net Income, as such terms are defined in AMAC's Second Amended and Restated Declaration of Trust, dated as of April 6, 1999.

      Incentive Share Options       The Advisor may receive options to acquire
                                    additional Shares pursuant to AMAC's
                                    Incentive Share Option Plan only if AMAC's distributions in any year exceed $1.45 per Share, and the Compensation Committee of the Board of Trustees determines to grant such options.

----------
* The Advisor is also permitted to earn miscellaneous compensation which may include, without limitation, construction fees, escrow interest, property management fees, leasing commissions and insurance brokerage fees. The payment of any such compensation is generally limited to the competitive rate for the services being performed.

** "Authorized Mortgage Investments" means investments authorized under AMAC's original investment policy, which include originated Mortgages, acquired Mortgages and additional loans (and within such terms are also included REMICS, CMOs, GNMA, FHA and FHLMC Pass-Through Certificates). "Proposed Mortgage Investments" means uninsured mortgage loans, construction loans, bridge loans, mezzanine loans, mortgage derivatives, commercial mortgage backed securities ("CMBS") and subordinated interests (including subordinated interests in CMBS).

      The Advisor may engage in other business activities related to real estate, mortgage investments or other investments whether similar or dissimilar to those made by AMAC, or act as Advisor to any other person or entity having investment policies whether similar or dissimilar to those of AMAC. Before the Advisor, the officers and directors of the Advisor and all persons controlled by the Advisor and its officers and directors may take advantage of an opportunity for their own account or present or recommend it to others, they are obligated to present such investment opportunity to AMAC if (i) such opportunity is of a character which could be taken by AMAC, (ii) such opportunity is compatible with AMAC's investment objectives and policies and (iii) AMAC has the financial resources to take advantage of such opportunity.

      The Trust Agreement and Advisory Agreement provide that AMAC will indemnify the Advisor and its affiliates under certain circumstances.

      The Advisor is entitled to subcontract its obligations under the Advisory Agreement to an affiliate. In accordance with the foregoing, the Advisor has assigned its rights and obligations to Related.


Security Ownership of Certain Beneficial Owners and Management

      As of April 17, 2000, one person was known by AMAC to be the beneficial owner of more than five percent of the outstanding Shares of AMAC.

                                 Amount and Nature of
Name and Address                 Beneficial Ownership       Percent of Class
----------------                 --------------------       ----------------
J. Michael Fried
Phoenix Realty Group
535 Madison Avenue
New York, NY 10022                  191,975 Shares(1)(2)           5.00%

(1) Mr. Fried owns beneficially and of record 182,700 Shares. 77,200 of the Shares are held in an account of which Mr. Fried is the sole owner. 105,500 Shares are held by Mr. Fried in a joint account with Janet C. Fried, Mr. Fried's wife, however Mr. Fried has sole voting and dispositive power with respect to all of the shares. In addition to the 182,700 Shares, Mr. Fried is the beneficial owner of a 19.2% economic interest in the Advisor. The Advisor is the beneficial owner of 48,308 Shares of AMAC. Pursuant to an agreement between an affiliate of the Advisor and Mr. Fried, Mr. Fried disclaims any voting or dispositive power with respect to the Shares held by the Advisor, although Mr. Fried may be deemed to be the beneficial owner of 9,275 of the Shares held by the Advisor.

(2) The ownership of Common Shares reported herein is based upon Mr. Fried's 13-D filings with the Securities and Exchange Commission.

      As of April 17, 2000, Trustees and senior officers of AMAC and members and senior officers of the Advisor own directly or beneficially Shares of AMAC as follows:

                                                    Amount and Nature of
Name                     Title                       Beneficial Ownership       Percent of Class
----                     -----                       --------------------       ----------------
Stephen M. Ross    Majority shareholder of
                   the Advisor                         48,308 Shares(1)              1.26%(2)

Alan P. Hirmes     Senior Vice President               60,308 Shares(1)              1.57%(2)
                   of AMAC and SVP of
                   the Advisor

Stuart J. Boesky   Chairman, President and             63,808 Shares(1)              1.66%(2)
                   CEO of AMAC and Director
                   and President of the Advisor

Peter T. Allen     Trustee of AMAC                          0 Shares                   --

Arthur P. Fisch    Trustee of AMAC                          0 Shares                   --

John B. Roche      CFO & SVP of AMAC                        0 Shares                   --

Bruce H. Brown     Senior VP of Related Charter             0 Shares                   --

Steven B. Wendel   Senior VP of Related Charter             0 Shares                   --

All Senior Officers and Trustees of AMAC
and the Advisor as a group (8 persons)                 75,308 Shares(1)               1.96%

------------
(1) 48,308 of these Shares are owned by the Advisor, of which Messrs. Ross, Hirmes and Boesky, combined, own a majority of the economic interest
(2) Percentage of class is calculated as if Messrs. Ross, Hirmes and Boesky each owned 100% of the Shares owned by the Advisor. The economic ownership of the Advisor is as follows: Mr. Ross owns a 67.2% economic interest; Mr. Fried owns a 19.2% economic interest, Mr. Hirmes owns a 6.8% economic interest; and Mr. Boesky owns a 6.8% economic interest.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires AMAC's officers and trustees, and persons who own more than ten percent of a registered class of AMAC's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). These persons are required by regulation of the Commission to furnish AMAC with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, AMAC believes that during the fiscal year ended December 31, 1999, AMAC's officers, trustees and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.


                           PROPOSAL BEFORE THE MEETING


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

Election of Trustees

      At the Meeting, three Trustees are to be elected for one year terms expiring in 2001. All of the nominees are currently Trustees of AMAC. Trustees are elected by a majority of the votes cast (assuming the presence of a quorum consisting of a majority of the Shareholders whether present in person or by proxy).

      Unless Shareholders otherwise specify, the Shares represented by the proxies will be voted "FOR" the indicated nominees for election as Trustees. If for any reason any of the nominees become unavailable for election, the proxies solicited will be voted for such nominees as are selected by the Board. The Board has no reason to believe that any of the nominees will be unable or unwilling to continue to serve as a Trustee if elected. However, in the event that any nominee should be unable or for good cause unwilling to serve, the Shares represented by proxies received will be voted for another nominee selected by the Board. The Board of Trustees recommends a vote FOR each of the listed nominees.

      The following table sets forth information with respect to each nominee nominated to serve as a Trustee for a term to expire in 2001.

Name of Trustee/
Nominee for
Election           Age      Principal Occupation

Stuart J. Boesky    43      Mr. Boesky is Chairman, the President and Chief
                            Executive Officer of AMAC and is the President and Director of the Advisor. Mr. Boesky practiced real estate and tax law in New York City with the law firm of Shipley & Rothstein from 1984 until February
                            1986 when he joined Related. From 1983 to 1984, Mr.
                            Boesky practiced law with the Boston law firm of Kaye, Fialkow, Richmond & Rothstein (which subsequently merged with Strook & Strook & Lavan) and from 1978 to 1980 was a consultant specializing in real estate at the accounting firm of Laventhol &
                            Horwath. Mr. Boesky is the sole shareholder of one of the general partners of Related. Mr. Boesky graduated from Michigan State University with a Bachelor of Arts degree and from Wayne State School of Law with a Juris Doctor degree. He then received a Master of Laws degree in Taxation from Boston
                            University School of Law. Mr. Boesky also serves on the Board of Directors of Aegis and the Board of Trustees of CharterMac.

Peter T. Allen     54       Mr. Allen is a Trustee and is the President of Peter
                            Allen & Associates, Inc., a real estate development and management firm, in which capacity he has been responsible for the leasing, refinancing and development of major commercial properties. Mr.
                            Allen has also been an Adjunct Professor of the Graduate School of Business at the University of Michigan since 1981. Mr. Allen received a Bachelor of Arts Degree in history/economics from DePauw
                            University and a Masters Degree in Business
                            Administration with Distinction from the University of Michigan. Mr. Allen has been an Independent
                            Director since 1991 and is a member of the Audit and Compensation Committees. Mr. Allen also serves on the Board of Trustees of CharterMac and on the Board of Directors of Aegis.

Arthur P. Fisch    58       Mr. Fisch is a Trustee and is an attorney in private
                            practice specializing in real property and securities law since October 1987, with Arthur P.
                            Fisch, P.C. and Fisch & Kaufman. From 1975-1987, Mr.
                            Fisch was employed by E.F. Hutton & Company, serving as First Vice President in the Direct Investment
                            Department from 1981-1987 and associate general counsel from 1975-1980 in the legal department. As
                            First Vice President, he was responsible for the syndication and acquisition of residential real estate. Mr. Fisch received a B.B.A. from Bernard
                            Baruch College of the City University of New York and a Juris Doctor degree from New York Law School.
                            Mr. Fisch is admitted to practice law in New York and Pennsylvania. Mr. Fisch has been an Independent
                            Director since 1991 and is a member of the Audit and Compensation Committees. Mr. Fisch also serves on the Board of Trustees of CharterMac and the Board of Directors of Aegis.

                             EXECUTIVE COMPENSATION

Trustees and Management

      AMAC has eleven executive officers and three Trustees (two of whom are Independent Trustees). AMAC does not pay or accrue any fees, salaries or other forms of compensation to its officers other than options which may be received under the Share Option Plan. Independent Trustees receive compensation for serving as Independent Trustees at the rate of $10,000 per year payable in cash, in addition to an expense reimbursement for attending meetings of the Board of Trustees.

      The Advisor, at its expense, provides all personnel necessary to conduct AMAC's regular business. The Advisor receives various fees for advisory and other services performed under the Advisory Agreement, as further described in the "MANAGEMENT - Certain Relationships and Related Transactions" section of this Proxy Statement. An affiliate of the Advisor pays all salaries, bonuses and other compensation (other than options which may be received under the Share Option Plan) to the officers of AMAC and the Advisor. Certain members and officers of the sole general partner of the Advisor and certain officers of AMAC receive compensation from the Advisor and its affiliates for services performed for various affiliated entities, which may include services performed for AMAC. Such compensation may be based in part on the performance of AMAC; however, the Advisor believes that any compensation attributable to services performed for AMAC is immaterial.

Share Option Plan

      AMAC has adopted an Incentive Share Option Plan (the "Plan"), the purpose of which is (i) to attract and retain qualified persons as trustees and officers and (ii) to incentivize and more closely align the financial interests of the Advisor, its employees and officers and the officers and employees of affiliates of the Advisor with the interests of the Shareholders by providing the Advisor with substantial financial interest in AMAC's success. The Compensation Committee, which is comprised of Messrs. Allen and Fisch, administers the Plan. Pursuant to the Plan, if AMAC's distributions per Share in the immediately preceding calendar year exceed $1.45 per Share, the Compensation Committee has the authority to issue options to purchase, in the aggregate, that number of Shares which is equal to three percent of the Shares outstanding as of December 31 of the immediately preceding calendar year, provided that the Compensation Committee may only issue, in the aggregate, options to purchase a maximum number of Shares over the life of the Plan equal to 383,863 Shares ( i.e. 10% of the Shares outstanding on April 6, 1999, the date the Proposals were approved).

      Subject to the limitations described in the preceding paragraph, if the Compensation Committee does not grant the maximum number of options in any year, then the excess of the number of authorized options over the number of options granted in such year will be added to the number of authorized options in the next succeeding year and will be available for grant by the Compensation Committee in such succeeding year.

      All options granted by the Compensation Committee will have an exercise price equal to or greater than the fair market value of the Shares on the date of the grant. The maximum option term is ten years from the date of grant. All Share options granted pursuant to the Incentive Share Option Plan may vest immediately upon issuance or in accordance with the determination of the Compensation Committee. In 1999, AMAC distributed $1.45 per Share; therefore, the Compensation Committee was not authorized to issue options for the year ended December 31, 1999.

Report of the Compensation Committee

      The Compensation Committee is comprised of two Independent Trustees (Messrs. Allen and Fisch). The role of the Compensation Committee is to administer the policies governing the Plan. Because AMAC does not pay salaries and bonuses to the officers of AMAC or the Advisor, the Compensation Committee does not determine executives' salary levels. Subject to the restrictions contained in the Plan, option compensation is intended to be set at a level competitive with the amounts paid to the management of similarly sized companies in similar industries. The Committee also evaluates the performance of management when determining the number of options to be issued.

      AMAC's grants of stock options are structured to link the compensation of the officers of AMAC and the officers of the Advisor with AMAC's performance. Through the establishment of the Plan, AMAC has aligned the financial interests of its executives (and the executives of the Advisor) with the results of AMAC's performance, which is intended to enhance Shareholder value. The Compensation Committee may only grant options if certain performance levels are met and is limited in the number of options which may be granted each year (See "Share Option Plan" above). The amount of options which may be granted will be set at levels that the Compensation Committee believes to be consistent with others in AMAC's industry, with such compensation contingent upon AMAC's level of annual and long-term performance.

      Section 162 (m) was added to the Internal Revenue Code as part of the Omnibus Budget Reconciliation Act of 1993. Section 162 (m) limits the deduction for compensation paid to the Chief Executive Officer and the other executive officers to the extent that compensation of a particular executive exceeds $1,000,000 (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain "performance-based" compensation established by an independent compensation committee which conforms to certain restrictive conditions stated under the Code and related regulations. It is AMAC's goal to have compensation paid to its five most highly compensated officers qualify as performance based compensation deductible for federal income tax purposes under Section 162 (m). Given the fact that AMAC is externally managed and the only compensation that currently may be paid to its executives are options pursuant to the Plan, it is unlikely that Section 162 (m) will present any concerns.

                                          COMPENSATION COMMITTEE

                                                Peter T. Allen
                                                Arthur P. Fisch

Stock Performance Graph

      The following stock performance graph compares AMAC's performance to the S&P 500 and the NAREIT Mortgage REIT Index. The graph assumes a $100 investment on July 1, 1999. All stock price performance figures includes the reinvestment of dividends.

Cumulative Total Return
                                      7/1/99      12/31/99
                                      ------      --------

AMAC                                   $100       $ 74.05
S&P 500                                 100        107.71
NAREIT MORTGAGE INDEX                   100         58.84

                         INDEPENDENT PUBLIC ACCOUNTANTS

      Deloitte & Touche LLP have been and are presently the independent auditors for AMAC. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and to be available to respond to appropriate questions from Shareholders.

                            EXPENSES OF SOLICITATION

      The cost of soliciting proxies will be borne by AMAC. Brokers and nominees should forward soliciting materials to the beneficial owners of the Shares held of record by such person, and AMAC will reimburse them for their reasonable forwarding expenses. In addition to the use of the mails, proxies may be solicited by trustees, officers and regular employees of AMAC and the Advisor by personal interview or telephone.

                                VOTING PROCEDURES

      Equiserve, LP (the "Inspector") has been appointed the inspector of elections. The Inspector will count all votes cast, in person or by submission of a properly executed proxy, received at or prior to the Meeting. Abstentions and "broker non-votes" (nominees holding Shares for beneficial owners who have not voted on a specific matter) will be treated as present for purposes of determining whether a quorum is present at the Meeting. However, abstentions and broker non-votes will have no effect on the vote because the vote required is a plurality of the votes actually cast (assuming the presence of a quorum).

                              SHAREHOLDER PROPOSALS

      Any proposal by a Shareholder of AMAC intended to be presented at the 2001 Annual Meeting of Shareholders must be received by AMAC at its principal executive office not later than January 6, 2001 for inclusion in AMAC's proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with other requirements of the proxy solicitation rules of the Securities and Exchange Commission.

                           ANNUAL REPORT ON FORM 10-K

      UPON WRITTEN REQUEST BY ANY SHAREHOLDER ENTITLED TO VOTE AT THE MEETING, AMAC WILL FURNISH THAT PERSON WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. Requests should be addressed to Veronica Hunt at American Mortgage Acceptance Company, 625 Madison Avenue, New York, New York 10022-1801.

                                 OTHER BUSINESS

      The Board of Trustees does not know of any other matters to be brought before the Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

      It is important that your Shares be represented at the Meeting. If you are unable to be present in person, please complete, date, sign and return the enclosed stamped, self-addressed proxy-card. Your failure to do so will increase the costs of operating AMAC and decrease the return on your investment.

                                 By Order of the Board of Trustees

                                 /s/ Stuart J. Boesky

April 30, 2000                   Stuart J. Boesky
                                 Chairman, President and Chief Executive Officer

                                   [AMAC Logo]

                                      Proxy

                      AMERICAN MORTGAGE ACCEPTANCE COMPANY

                               625 Madison Avenue
                            New York, New York 10022

                       SOLICITED BY THE BOARD OF TRUSTEES
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Alan P. Hirmes, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side, all shares of beneficial interest of American Mortgage Acceptance Company ("AMAC") held of record by the undersigned on April 17, 2000 at the Annual Meeting of Shareholders to be held on June 14, 2000 and any adjournments thereof.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL. THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

      PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

[SEE REVERSE SIDE]                                            [SEE REVERSE SIDE]

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Dear Shareholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of AMAC that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.


Sincerely,


American Mortgage Acceptance Company

--------------------------------------------------------------------------------

                                   DETACH HERE

[X] Please mark votes as in this example.

THE BOARD OF TRUSTEES RECOMMENDS A  VOTE "FOR" EACH OF THE LISTED PROPOSALS

1.    Election of Trustees.           2. In their discretion, the proxies are
      Nominees: Stuart J. Boesky,        authorized to vote upon any other
      Peter T. Allen                     business that may properly come before
      Arthur P. Fisch                    the meeting.

      FOR             WITHELD
      [ ]               [ ]

[ ]   ________________________________________
      For both nominees except as noted above

      MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT [ ]

      Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:___________________________ Date:______________

Signature:___________________________ Date:______________